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                                                                    EXHIBIT 23.2


July 23, 2002



CONSENT OF INDEPENDENT AUDITORS




We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated February 26, 2001 relating to the consolidated financial statements of PTI Group Inc. for the year ended December 31, 2000, that appears in the Annual Report of Oil States International, Inc. on Form 10-K for the year ended December 31, 2001, filed with the Securities and Exchange Commission.



/s/ PricewaterhouseCoopers LLP


Chartered Accountants
Edmonton, Alberta, Canada